Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 08:02 PM 04/20/2011 FILED 07:22 PM 04/20/2011 SRV 110438845 – 4971812 FILE

CERTIFICATE OF FORMATION

OF

PORSCHE AUTO FUNDING LLC

The undersigned desires to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del C. §18-101 et seq., and hereby states as follows:

ARTICLE I

The name of the limited liability company is “Porsche Auto Funding LLC” (hereinafter referred to as the “Company”).

ARTICLE II

The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange St., County of New Castle, Wilmington, Delaware 19801.

ARTICLE III

The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange St., County of New Castle, Wilmington, Delaware 19801.

IN WITNESS OF THE FOREGOING, the undersigned has duly executed this Certificate of Formation this 20th day of April, 2011.

By:
Maria Principe Authorized Person